Exhibit 99.1

Local Insight Regatta Holdings, Inc.

Reports First Quarter 2009 Results

DENVER, COLORADO – May 15, 2009 – Local Insight Regatta Holdings, Inc. (“LIRH”) today announced consolidated results for the three months ended March 31, 2009.

“With the majority of our integration initiatives completed and a strong strategic plan in place, the quarter was characterized by a focus on execution,” said Scott A. Pomeroy, director, LIRH. “In addition to our roll-out of digital and performance-based solutions, we made continued progress on the implementation of our cost optimization initiatives.

“First quarter ad sales reflect the continued economic weakness impacting our small and medium-sized business advertisers and were appreciably impacted by a reduction in advertising revenue from Hawaiian Telcom following its bankruptcy. Based on successful market trials during the quarter, we believe increased penetration of our digital and performance-based solutions will mitigate some of the cyclical pressure.”

Financial Summary

LIRH reports financial results prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition, LIRH presents certain non-GAAP measures. The non-GAAP and adjusted basis measures are described and are reconciled to the corresponding GAAP measures in the accompanying financial schedules. LIRH does not intend for the non-GAAP information to be considered in isolation from or as a substitute for GAAP measures.

The condensed consolidated financial statements include the results for Local Insight Yellow Pages, Inc. (“LIYP”) and The Berry Company LLC (“The Berry Company”) for the three months ended March 31, 2009. The Berry Company acquired substantially all the assets of the Independent Line of Business division of L.M. Berry and Company (the “Berry ILOB”) on April 23, 2008; as such, results for prior year periods are not comparable. For more information, please see LIRH’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

For the quarter ended March 31, 2009, LIRH reported $145.1 million in revenue and net loss of $9.1 million.

EBITDA-as adjusted was $21.4 million in the first quarter of 2009, resulting in an EBITDA-as adjusted margin (EBITDA-as adjusted, divided by pro forma revenue of $150.1 million) of 14.3 percent. LIRH defines “EBITDA-as adjusted” as net income (loss) before interest, income taxes, depreciation and amortization, purchase accounting adjustments, other non-cash items and certain non-recurring restructuring costs.

Free cash flow, defined as cash flow from operations of $8.1 million, less capital expenditures of $5.6 million, was $2.5 million for the three months ended March 31, 2009. For the three months ended March 31, 2009, free cash flow was used to pay down $0.8 million of bank debt.

At March 31, 2009, LIRH had total debt (in millions) of:

Bank Credit Facilities	$332.5
Bank Revolver	26.6
Notes Outstanding	210.5

$569.6

At March 31, 2009, the fixed rate portion of LIRH’s capital structure approximated 37.0 percent. LIRH’s average cost of debt, based on the weighted average interest cost at March 31, 2009, was 9.0 percent.

Operational Results

During the quarter, LIRH continued its focus on business fundamentals to support its solid operating foundation, print and digital revenue generation and rationalizing expenses to ensure the cost structure is aligned with a multi-platform business model.

•	Revenue initiatives:

•	Accelerating Pay4Performance, the performance-based, multi-platform advertising solution in which clients pay for only qualified leads delivered. Pay4Performance was sold in 12 markets in the quarter.

•	Completing the initial phase of segmentation trials, providing advertisers with a highly targeted, customized advertising program.

•	Completing digital immersion training and GoogleTM Ad Words certification for our sales channel.

•	Expanding sales of YELLOWPAGES.comTM to all LIRH markets.

•	Cost/productivity initiatives:

•

Continuing to operationalize synergies identified through the acquisition of the Berry ILOB and through LEAN business processes, including in-sourcing pagination, identifying duplication of resources and consolidating back-office functions.

•	Finalizing the enhanced sales franchise model developed through LEAN, which will be replicated across all sales offices and is expected to yield increased sales capacity.

Same store ad sales for the first quarter declined by 3.7 percent. The quarter was appreciably affected by a reduction in advertising revenue from Hawaiian Telcom following its bankruptcy. In addition, the quarter was negatively impacted by the economic downturn and its impact on small and medium-sized business discretionary spending and the limited number of markets benefiting from YELLOWPAGES.com and Pay4Performance.

First Quarter Conference Call

A conference call will be held Friday, May 15, 2009, at 11 a.m. Eastern Time. The domestic dial-in number is 800.357.1871 and the international number is 850.429.1382. The conference ID is 7497. Please call 10 minutes in advance to facilitate an on-time start.

Please note: All statements made by LIRH officers or directors on this call are the property of LIRH and subject to copyright protection. Recording of the call is prohibited without the express written consent of LIRH.

About Local Insight Regatta Holdings, Inc.

Local Insight Regatta Holdings, Inc., or LIRH, is a leading publisher of print and Internet Yellow Pages directories and the largest provider of outsourced directory sales, marketing and related services in the United States. LIRH has two principal operating subsidiaries: Local Insight Yellow Pages, Inc., or LIYP, and The Berry Company, LLC, or The Berry Company. LIYP is the seventh largest Yellow Pages directory publisher in the United States. LIYP is the exclusive official publisher of Windstream Corporation’s print and Internet directories and also publishes print directories on behalf of 70 other telephone companies. The Berry Company provides an integrated array of outsourced directory sales, marketing, production and other services to third parties. The Berry Company publishes print directories on behalf of 66 customers, 27 of which rely on The Berry Company for the publication of their Internet Yellow Pages directories. LIRH is an authorized reseller of advertiser listings in YELLOWPAGES.com, a leading national Internet Yellow Pages and online local search directory, in all the markets served by LIYP and The Berry Company.

For more information, please see www.localinsightregattaholdings.com.

LIRH is a wholly-owned subsidiary of Local Insight Media Holdings, Inc. Local Insight Media Holdings, Inc. is a portfolio company of Welsh, Carson, Anderson & Stowe, or WCAS. Since its founding in 1979, WCAS has organized 15 limited partnerships with total capital of over $20 billion. Since its inception, WCAS has invested in more than 159 companies in its target industries and has funded over 650 follow-on acquisitions.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,”

“predicts,” “potential,” “continue,” “assumption” or the negative of these terms or other comparable terminology. Regardless of any identifying phrases, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

The following important factors, among others, could cause such a difference: (i) declines in our revenue; (ii) the loss of any of our key customer agreements or our inability to enforce or fully realize our rights under those agreements; (iii) impairment of our rights, or a decrease or cessation of payments to us, under existing agreements if bankruptcy proceedings were brought by or against the parties to such agreements or certain third parties and any of those agreements are rejected or payments to us are challenged as part of those proceedings; (iv) a declining usage of printed Yellow Pages directories or a decrease in the number of businesses that advertise with us; (v) the effects of the economic recession and of war, terrorism or other catastrophic events; (vi) increased competition from incumbent and independent Yellow Pages directory publishers, Internet-based advertisers and search engines, as well as other types of media; (vii) rapid technological developments and changing preferences in the Yellow Pages publishing and advertising industries; (viii) the effect of competition in local telephone service on the incumbent local exchange carriers’, or LECs’, current leading positions in the markets we serve; (ix) the impact of union organizing activity; (x) disruptions to our operations caused by our conversion to a new process management and production platform and integrating our information technology systems and processes; (xi) our dependence on ability to maintain satisfactory relationships with third party service providers; (xii) the effect of extending credit to small and medium-sized businesses; (xiii) a decline in the performance of third party certified marketing representatives, which coordinate sales of advertising to national accounts or a decision by these representatives to reduce or end their business with us; (xiv) the loss or impairment of our intellectual property rights; (xv) changes in, or the failure to comply with, government regulations, including franchising laws, accounting standards, zoning laws, environmental laws and taxation requirements; (xvi) future changes in directory publishing obligations, and additional regulation regarding use of the Internet, data and data security; (xvii) the possibility that material weaknesses may exist when we report on the effectiveness of our internal control over financial reporting; (xviii) our lack of effective disclosure controls as of March 31, 2009; (xix) the loss of key personnel or turnover among our sales representatives; (xx) fluctuations in the price or availability of paper; (xxi) national or local economic or business conditions that affect advertising expenditures by businesses and individuals or consumer trends in the usage of our products; (xxii) risks related to our substantial indebtedness, the substantial indebtedness of our affiliates and our senior subordinated notes; and (xxiii) continued or increased disruption in the credit and equity markets.

These and other risks and uncertainties are described in detail in our Annual Report on Form 10-K for the year ended December 31, 2008, as well as our other periodic filings with the SEC,

which are available on the SEC’s internet site (http://www.sec.gov). Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release, and LIRH undertakes no obligation to publicly revise or update such forward-looking statements to reflect events or circumstances that occur after the date of this press release or to reflect the occurrence of any unanticipated event.

Investor Contact:	Media Contact:

Brooke Martellaro	Pat Nichols
303.867.1667	303.867.1651
brooke.martellaro@localinsightmedia.com	pat.nichols@localinsightmedia.com

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LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Revenue	$145,068	$31,523
Operating expenses:
Cost of revenue	29,040	22,496
Publishing rights	71,822	2,312
General and administrative expenses	31,637	9,760
Consulting fees - affiliate	—	2,000
Depreciation and amortization	12,648	6,993

Total operating expenses	145,147	43,561

Operating loss	(79)	(12,038)

Other expenses	14,346	7,253
Income tax benefit	(5,285)	(7,115)

Net loss	$(9,140)	$(12,176)

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2009	December 31, 2008
Current assets	$118,249	$126,626
Property and equipment, net	21,222	20,477
Assets held for sale	1,684	2,084
Intangible assets, net	411,170	425,146
Goodwill	279,090	279,090
Deferred financing costs and other assets, net	17,191	17,645

Total Assets	$848,606	$871,068

Liabilities and Stockholders’ Equity
Current liabilities:
Current debt	$40,250	$29,950
Accounts payable, accrued liabilities and other	70,170	71,364
Due to affiliates	59	7,395

Total current liabilities	110,479	108,709
Long-term debt, net of current portion	498,984	509,195
Deferred income taxes and other long-term liabilities	85,170	90,278

Total Liabilities	694,633	708,182
Stockholders’ equity	153,973	162,886

Total Liabilities and Stockholders’ Equity	$848,606	$871,068

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Operating Activities
Net loss	$(9,140)	$(12,176)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	17,387	23,747
Deferred income taxes	(5,285)	(7,146)
Provision for doubtful accounts	4,587	212
Other	1,694	193
Changes in operating assets and liabilities	(1,147)	7,258

Net cash provided by operating activities	8,096	12,088

Investing Activities
Proceeds on sale of property and equipment	313	—
Acquisition of property and equipment	(5,566)	(446)
Other, net	—	(87)

Net cash used in investing activities	(5,253)	(533)

Financing Activities
Repayments on revolving credit facility	—	(8,500)
Repayments on term loan	(838)	(3,115)
Debt financing costs	—	(40)

Net cash used in financing activities	(838)	(11,655)

Net increase (decrease) in cash and cash equivalents	2,005	(100)
Cash and cash equivalents, beginning of period	19,421	1,758

Cash and cash equivalents, end of period	$21,426	$1,658

LOCAL INSIGHT REGATTA HOLDINGS, INC.

RECONCILIATION OF NON-GAAP ITEMS

(In thousands)

LIRH also presents calculations of EBITDA (defined as net income (loss) before interest, income taxes, depreciation and amortization) and EBITDA-as adjusted (defined as EBITDA excluding adjustments for purchase accounting, other non-cash items and certain non-recurring restructuring costs and, for certain periods in the rolling four quarters as described below, adjustments for pro forma EBITDA for The Berry Company within the period from April 1 to April 22, 2008) permitted in calculating covenant compliance under our indenture and credit facilities, subject to certain limitations. Management uses these measures as an indicator of our operating performance and because certain covenants in LIRH’s senior secured credit facilities contain ratios based on these measures on a rolling four quarter basis. In addition, LIRH believes that the presentation of EBITDA, EBITDA-as adjusted and EBITDA-as adjusted margin are helpful in highlighting operational trends because these measures exclude certain non-cash charges and other non-operating items that are not representative of LIRH’s ongoing business operations. EBITDA, EBITDA-as adjusted and EBITDA-as adjusted margin are not indicators of financial performance under GAAP or a measure of liquidity and may not be comparable to similarly captioned information reported by other companies. In addition, they should not be considered as alternatives to, or more meaningful than, loss before income taxes, cash flows from operating activities or other traditional indicators of operating performance. EBITDA and EBITDA-as adjusted are reconciled to net loss as follows (in thousands):

LOCAL INSIGHT REGATTA HOLDINGS, INC.

EBITDA - as adjusted

(In thousands)

Three Months Ended March 31, 2009
EBITDA
Net loss	$(9,140)
Income tax benefit	(5,285)
Interest, net	14,346
Depreciation and amortization	12,648
Purchase accounting:
Favorable sales contracts	2,763
Deferred directory costs margin	1,956
Deferred revenue written off in purchase accounting	1,070

EBITDA	18,358

Non-cash:
Share-based compensation	226
Non-recurring charges	2,774

EBITDA-as adjusted	$21,358

Revenue	$145,068
Purchase accounting and other adjustments	4,999

Pro forma revenue	$150,067